EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-89655 and 333-107675 on Form S-8 of Community Shores Bank Corporation 401(k) Plan and 1998 Employee Stock Option Plan of our report dated March 27, 2013 relating to the consolidated financial statements as of and for the year ended December 31, 2012 of Community Shores Bank Corporation, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Grand Rapids, Michigan

March 28, 2014